QUIDELORTHO CORPORATION
BOARD DEFERRED COMPENSATION PLAN

In December 2010, the board of directors of Quidel Corporation (“Quidel”) adopted the Board Deferred Compensation Program that began in 2011 (the “Prior Program”). In May 2022, in connection with the business combination (the “Combinations”) among Quidel, Ortho Clinical Diagnostics Holdings plc (“Ortho”) and QuidelOrtho Corporation, a Delaware corporation (the “Company”), each of Quidel and Ortho became a wholly owned subsidiary of the Company, and the Company continued the Prior Program following the Combinations. For purposes of regulatory updates and administrative ease, the Company hereby amends and restates the Prior Program and implements this QuidelOrtho Corporation Board Deferred Compensation Plan (this “Plan”), effective as of November 27, 2023 (the “Effective Date”). This Plan is intended to be, and shall be administered as, an unfunded plan maintained for the purpose of providing deferred compensation for non-employee directors of the Board. This Plan is also intended to comply with the requirements of Section 409A (as defined below).

1.Purpose. The purpose of this Plan is to provide non-employee directors of the Board with the opportunity to elect to defer certain cash compensation paid by the Company into a grant of RSUs.

2.Definitions. For purposes of this Plan:

(a)“Account” shall mean the separate account maintained on the books of the Company for each Participant pursuant to Section 5. RSUs shall only be credited to a Participant’s Account once vested.

(b)“Board” shall mean the Board of Directors of the Company.

(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer this Plan.

(e)“Covered Fees” shall mean a Participant’s (i) annual cash retainer fee and (ii) cash compensation for service as a chairperson of the Board or any of its standing committees.

(f)“Eligible Director” shall mean a non-employee director of the Board. An individual will cease to be an Eligible Director on the earliest of (i) the date the individual ceases to serve on the Board, or (ii) the date this Plan is terminated.

(g)“Fair Market Value” means as of any date the closing price of the Shares as reported on the Nasdaq Stock Market for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price is reported, unless otherwise determined by the Committee.

(h)“Grant Date” shall mean, for both Converted RSUs and Premium RSUs (each as defined below), the date that is six (6) business days following the first day of the applicable Covered Period (as defined below).

(i)“Participant” shall mean an Eligible Director who makes a deferral election under Section 4 of this Plan.

(j)“Plan” shall mean the QuidelOrtho Corporation Board Deferred Compensation Plan, as set forth herein and as may be amended from time to time.

(k)“RSUs” shall mean restricted stock units granted to the Participant under the Stock Plan.

(l)“Section 409A” shall mean Section 409A of the Code.

(m)“Separation from Service” shall mean a “separation from service” from the Company, within the meaning of Section 409A and the regulations promulgated thereunder.

(n)“Shares” shall mean shares of the Company’s common stock, par value $0.001 per share, and all rights appurtenant thereto.

(o)“Stock Plan” shall mean the QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan, as amended from time to time, or any successor equity plan adopted by the Company.

3.Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke interpretations, rules and conditions as it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in this Plan, the Converted RSUs or the Premium RSUs. No member of the Board or Committee, and no officer of the Company to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith.

4.Covered Fees Deferrals.

(a)Eligibility. Each Eligible Director shall be eligible to participate in this Plan and to make the elections provided under Sections 4(b) and 4(c). Any amounts deferred in accordance with this Section 4 shall be credited to the Participant’s Account in the form of RSUs as set forth in Section 5(a).

(b)Covered Fees Deferral Election. Prior to the commencement of each fiscal year, an Eligible Director may elect to defer 50% or 100% of the Covered Fees he or she will earn during the period beginning on the date of the Company’s annual meeting of stockholders in that fiscal year and ending on the date of the Company’s annual meeting of stockholders in the following fiscal year (the “Covered Period”) by completing and submitting a written election form, in the form approved by the Committee, to the People and Culture Department. After the date specified in the election form, Participants’ elections will be irrevocable. If an Eligible Director does not make a timely election for an upcoming Covered Period, no deferral of the Covered Fees will be made on behalf of that Eligible Director for that upcoming Covered Period.

(c)Deferral Period Election. If an Eligible Director elects to defer his or her Covered Fees in accordance with Section 4(b), to be a valid election, the Eligible Director must also elect one of the following deferral periods (the “Deferral Period”) in the written election form:

(i)One (1) year from the applicable Grant Date;

(ii)Two (2) years from the applicable Grant Date; or

(iii)Four (4) years from the applicable Grant Date.

(d)Grant and Vesting of Converted RSUs. With respect to the deferred portion of a Participant’s Covered Fees, in lieu of cash, on the Grant Date, the Participant will receive a grant of RSUs under the Stock Plan that will vest quarterly in equal installments on the same date the Company makes (or otherwise would make, if all directors elect to participate 100%) quarterly cash payments of the Covered Fees to non-Participants, subject to the Participant’s continued service through each vesting date (the “Converted RSUs”). Notwithstanding the foregoing vesting requirement, the vesting of Converted RSUs shall accelerate in full upon a Change in Control (as defined in the Stock Plan), subject to the Participant’s continued service through to the date of such Change in Control. The number of Converted RSUs to be granted in respect of Covered Fees shall be equal to the result of dividing the installment amount deferred by the Fair Market Value of one Share on the applicable Grant Date (rounded down to the nearest whole number).

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(e)Grant and Vesting of Premium RSUs. In addition, on the Grant Date, a Participant will also receive a grant of additional RSUs under the Stock Plan that will vest in full on the first anniversary of the applicable Grant Date, or such other date as specified in the applicable election form and grant notice evidencing the grant of such RSUs, subject to the Participant’s continued service through such date (the “Premium RSUs”). Notwithstanding the foregoing vesting requirement, the vesting of Premium RSUs shall accelerate in full upon a Change in Control (as defined in the Stock Plan), subject to the Participant’s continued service through to the date of such Change in Control. The number of Premium RSUs to be granted shall be determined based on the Deferral Period elected by the Participant as follows: (i) if one (1) year from the Grant Date, a premium of 10% on the amount deferred of the Covered Fees; (ii) if two (2) years from the Grant Date, a premium of 20% on the amount deferred of the Covered Fees; or (iii) if four (4) years from the Grant Date, a premium of 30% on the amount deferred of the Covered Fees. The number of Premium RSUs to be granted shall be equal to the result of dividing such premium amount by the Fair Market Value of one Share on the applicable Grant Date (rounded down to the nearest whole number).

5.Account.

(a)Crediting to Participants’ Accounts. Converted RSUs and Premium RSUs will be credited to the Participant’s Account as of the date the Converted RSUs and Premium RSUs are vested pursuant to Sections 4(d) and 4(e), respectively (i.e., for Converted RSUs, quarterly in equal installments on the same date the Company makes quarterly cash payments of the Covered Fees to non-Participants; and for Premium RSUs, upon the first anniversary of the applicable Grant Date, or such other date as specified in the applicable election form and grant notice evidencing the grant of such RSUs). Any Converted RSUs or Premium RSUs that do not become vested shall be forfeited.

(b)Cash Dividends. Whenever any cash dividends are declared on the Shares, the Company will credit the Account of each Participant on the date such dividend is paid with a number of additional RSUs equal to the result of dividing (i) the product of (x) the total number of RSUs credited to the Participant’s Account on the record date for such dividend and (y) the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to the holders of Shares.

(c)Capitalization Adjustments. In the event of (i) any change in the Shares through a merger, consolidation, reorganization, recapitalization or otherwise, (ii) a stock dividend, or (iii) a stock split, combination or other changes to the Shares, all as described in Section 3.4 of the Stock Plan, the RSUs granted to each Participant shall be increased or decreased proportionately in accordance with Section 3.4 of the Stock Plan.

6.Issuance of Shares. Converted RSUs and Premium RSUs shall be granted under the Stock Plan and shall be considered “Restricted Stock Units” granted pursuant to Section 6.10 of the Stock Plan. Issuance of the Shares underlying the RSUs credited to the Participant’s Account shall be made to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 8) upon the earlier to occur of (i) the end of the Deferral Period elected by the Participant, (ii) a Change in Control or (iii) a Participant’s Separation from Service. For avoidance of doubt, Converted RSUs and Premium RSUs will only be credited to a Participant’s Account upon vesting.

(a)Distribution upon Death. If a Participant incurs a Separation from Service due to death or his or her death occurs after Separation from Service but before issuance to him or her of the Shares underlying the RSUs credited to his or her Account, then all or the remaining RSUs credited to his or her Account shall be released and the Shares underlying these RSUs shall be issued to such Participant’s beneficiaries within 30 days following the date of death.

7.Corporate Transaction. In the event of a Change in Control that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets under Section 409A, the Shares underlying the RSUs credited to the Account of each Participant shall be converted into shares of the successor entity in accordance with the terms of the Stock Plan or, if elected by the Board, shall be paid to the Participant in a lump sum in cash.

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8.Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom issuance of Shares under this Plan shall be made in the event of his or her death. Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Company, which is filed with the Company prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, the Shares underlying the RSUs credited to the Participant’s Account shall be issued to the Participant’s estate.

9.Amendment and Termination. The Committee may amend or terminate this Plan at any time in whole or in part; provided, however, that no amendment or termination shall reduce the RSUs credited to a Participant’s Account (except in the case of any adjustments in accordance with Section 3.4 of the Stock Plan) or adversely affect the rights of a Participant to such RSUs, without the consent of the Participant (or the Participant’s beneficiary in the event of the Participant’s death). Notwithstanding the foregoing, this Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable to comply with the requirements, or avoid the application, of Section 409A.

10.General Provisions.

(a)Unfunded Plan. The Company’s obligation to grant RSUs and issue Shares under this Plan shall be contractual only and all such grants and issuances hereunder shall be made by the Company from its general assets at the time and in the manner provided for in this Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person, and his or her sole right is as a general creditor of the Company with an unsecured claim against its general assets.

(b)Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber the RSUs granted under this Plan to the Participant or any other person. Any attempted sale, assignment, transfer or pledge shall be null and void and without any legal effect. No part of the RSUs granted under this Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c)Section 409A. Notwithstanding any provision of this Plan to the contrary, this Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A to avoid taxation under Section 409A to the extent Section 409A applies to this Plan. Each benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409-2(b)(2). The Committee, in its sole discretion shall determine the requirements of Section 409A that are applicable to this Plan and shall interpret the terms of this Plan in a manner consistent therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on the Shares issued or issuable under this Plan, including any taxes, penalties or interest imposed under Section 409A.

(d)No Stockholder Rights. Neither the Participant nor any other person shall have any rights as a stockholder of the Company with respect to the RSUs credited to the Participant’s Account until the Shares underlying the RSUs are issued to the Participant (or the beneficiary of the Participant).

(e)Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be enforced as if the invalid provisions had never been set forth herein.

(f)Successors in Interest. The obligation of the Company under this Plan shall be binding upon any successor(s) of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor(s).

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(g)Governing Law; Interpretation. To the extent not governed by Federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

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